CONSULTING AGREEMENT

This Consulting Agreement (this "Agreement") is made this 10th day of December, 1998, by and between Lerner & Pearce, P.A., with offices at 2888 East Oakland Park Boulevard, Fort Lauderdale, Florida 33306 ("Consultant") and Imaging Diagnostic Systems, Inc. ("Client"), a Florida corporation with principal offices located at 6531 NW 18th Court, Plantation, Florida 33313.

         WHEREAS, Consultant has experience in providing corporate and securities advice for emerging private and public companies; and

         WHEREAS, Consultant has been engaged for litigation services by Client on October 26, 1998; and

         WHEREAS, Client has retained and desires to continue to retain the services of Consultant and Consultant desires to serve Client on the terms and conditions set forth below.

         NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derive by each party hereunder, and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, Consultant and Client agree as follows:

         1. ENGAGEMENT. Client hereby engages Consultant to provide Client with services (as defined below), effective as of August 1, 1998 and continuing through the Initial Consulting Period (as defined below).

         2. SCOPE OF SERVICES TO BE PROVIDED. Consultant hereby accepts the engagement on the terms and conditions set forth in the Agreement, and agrees to provide the consulting services, which shall consist of but not be limited to:

                  A. Providing representation involving Client's current litigation under the engagement letter of October 26, 1998 (said letter incorporated herein by reference);

                  B. Providing advice and analysis to Client in connection with mergers, acquisitions and other strategic business opportunities.

                  C. Assist Client with matters relative to regulatory agencies, I.E. United States Securities and Exchange Commission ("SEC"), National Association of Securities Dealers ("NASD"), Florida Division of Securities ("FDS"), ETC. including filings, disclosure, press releases, listing requirements and the like. THIS AGREEMENT SHALL EXPRESSLY EXCLUDE MATTERS RELATING TO CAPITAL RAISING ASSISTANCE.

         3. TERM. This Agreement shall have an initial term of six (6) months commencing August 1, 1998 (the "Initial Consulting Period"); thereafter, this Agreement will automatically be extended on a month to month basis (the "Extension Period"), subject to mutually agreed upon compensation, unless Consultant or Client serve written notice on the other party terminating the Agreement; provided, however, that Consultant and Client shall agree in writing as to Consultant's continuing compensation. Notice to terminate shall be in writing and shall be delivered at least ten (10) days prior to the end of the Initial Consulting Period or any subsequent Extension Period as provided herein. In the event of termination pursuant to this Paragraph 3, neither party shall have any further rights or obligation hereunder after the effective date of termination, except that the obligation of Client to pay fees earned and to reimburse costs and expenses of Consultant incurred prior to the effective date of termination in performance of the services shall continue until such fees, costs and expenses are paid in full by Client.

         4. TIME AND EFFORT OF CONSULTANT. Consultant shall devote that amount of working time, as necessary, on a weekly basis, to fulfill its obligations under this Agreement. The particular amount of time may vary from day to day or week to week. Consultant agrees that it will at all times, faithfully and to the best of its experience, ability and talents, perform all the duties required of it under this Agreement.

         5. COMPENSATION. Compensation to be paid to Consultant for the services provided under this Agreement shall be in the form of the Client's common shares of stock ("Shares"), in lieu of cash, determined by valuation of the common stock at $.50 per share (the "Valuation"). Consultant shall invoice Client for work performed and Client shall have the option to deliver to Consultant that number of Shares, based on the Valuation, equal to the amount invoiced or to pay the invoiced amount in cash.

         6. REGISTRATION OF CLIENT'S SHARES. Immediately following the execution date hereof, Client will register the Shares with the SEC under an S-8 registration statement. At Client's sole discretion, the Shares may be issued or

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reserved for issuance prior to registration in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "Act"), Regulation D of the Act, and applicable state securities laws. Such issuance on reservation shall be in reliance on representations and warranties of Consultant set forth in Paragraph 14(C) below.

         7. COSTS AND EXPENSES. Any expenses incurred by Consultant in carrying out the services set forth under this Agreement with the prior written approval of Client shall be reimbursed by Client within thirty (30) days written notice by Consultant. Unless otherwise agreed and approved in writing in advance, all expenses, filing fees, copy and mailing expenses incurred by Consultant performing the services under this Agreement are the responsibility of Consultant.

         8. PLACE OF SERVICES. The services provided by Consultant hereunder will be performed primarily through Consultant's office, except as otherwise mutually agreed by Consultant and Client. It is understood and expected that Consultant may make contacts with persons and entities and perform services in other locations as deemed appropriate and directed by Client.

         9. INDEPENDENT CONTRACTOR. Consultant will act as an independent contractor in the performance of duties under this Agreement. Accordingly, Consultant will be responsible for payment of all federal, state and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes or business license fees as may be required.

         10. NO AGENCY EXPRESSED OR IMPLIED. This Agreement neither expressly nor impliedly creates a relationship or principal agent between Consultant and Client. Consultant is not authorized to enter into any agreements on behalf of Client. Client expressly retains the right to approve, in its sole discretion, any and all transactions introduced by Consultant (if any), and to make all final decisions with respect to activities undertaken by Consultant related to this Agreement.

         11. NONDISCLOSURE AND NONUSE OF CONFIDENTIAL INFORMATION. Consultant agrees that non-public information concerning the finances, plans, strategies and overall business operations of Client is highly confidential and proprietary to Client ("Confidential Information"). This Confidential Information includes, but is not limited to, the following:

                  A. Non-public information related to the business operations, including financial and accounting information, plans of operations, and potential mergers or acquisitions prior to the public announcement of Client;

                  B. Customer lists, call lists and other non-public customer data of Client;

                  C. Memoranda, notes, records, sketches, plans, drawings and any media used to store, communicate, transmit, record or embody such Confidential Information of Client;

                  D. Information treated, marked, or otherwise identified by Client as confidential or as trade secrets. Consultant acknowledges that such Confidential Information represents legitimate, valuable and protected interest of Client and gives Client a competitive advantage, which would otherwise be lost if the Confidential Information was improperly disclosed. Consultant further acknowledges that unauthorized or improper disclosure or use of Confidential Information would cause Client irreparable harm and injury. Consultant therefore agrees that, in perpetuity or for as long as the Confidential Information remains confidential, it will not disclose or threaten to disclose the Confidential Information to any person, partnership, company, corporation, or to any other business or governmental organization or agency without the express written consent of Client, as the case may be. Consultant further agrees not to use or threaten to use the Confidential Information in any way that is not specifically authorized by, or otherwise contrary to the interest of Client, as the case may be. Consultant agrees that unauthorized disclosure or use of Confidential Information constitutes misappropriation of trade secrets and Confidential Information. Consultant further agrees that all ownership rights to the Confidential Information are held or retained by Client as the case may be, and that no right of ownership shall pass to Consultant by virtue of this Agreement or the services provided hereunder.

         12.      TERMINATION.

                  A. TERMINATION FOR CAUSE. The Client, may at its option, terminate this Agreement by giving written notice of termination to Consultant without prejudice to any other remedy to which the Client may be entitled either at law, in equity, or under this Agreement, if Consultant:

                  i. Neglects or willfully breaches the duties that Consultant is required to perform under the terms of this Agreement;

                  ii. Fails to promptly comply with and carry out all directives of Client's Board of Directors;

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                  iii. Commits any dishonest or unlawful act, in the
                       judgment of Client's Board of Directors;

                  iv. Engages in any conduct that disrupts the business of Client or any entity affiliated with Client;

                  v. If found to have engaged in conduct, prior to or subsequent to the date hereof, that may preclude client from obtaining any local, state or federal regulatory approval of Client's licenses or application of any required in Clients business.

                  B. TERMINATION OTHER THAN FOR CAUSE. This Agreement shall terminate immediately on the occurrence of any of the following events:

                  i. The occurrence of circumstances, in the judgment of Client's Board of Directors, that makes it impracticable for Client to continue in its present line(s) of business;

                  ii. The decision of and upon notice by Consultant to voluntarily terminate this Agreement;

                  iii. If either party files a petition in a court of
                       bankruptcy or is adjudicated as bankrupt;

                  iv. If either party institutes or has instituted against it any bankruptcy proceeding for reorganization for rearrangement of the party's financial affairs;

                  v. If either party has a receiver of the party's assets or property appointed because of insolvency; vi. if either party makes a general assignment for the benefits of creditors; or vii if either party otherwise becomes insolvent or unable to timely satisfy all obligations in the ordinary course of business.

                  C. EFFECT OF TERMINATION ON COMPENSATION. In the event of the termination of this Agreement for other than cause prior to the completion of the Initial Consulting Period, Consultant shall be entitled to the compensation earned and to the rights under the option vesting prior to the date of termination as provided for in this Agreement, computed pro rata up to and including that date. Consultant shall be entitled to no further compensation after the date of termination.

         13. REPRESENTATIONS AND WARRANTIES OF CLIENT. Client represents and warrants to Consultant that:

                  A. CORPORATE EXISTENCE. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida with corporate power to own property and carry on its business as it is now being conducted.

                  B. FINANCIAL INFORMATION. Client has or will cause to be delivered concurrently with the execution of this Agreement, copies of the Disclosure Documents (as defined in Paragraph 14(D)(i) which accurately sets forth the financial condition of Client as of the respective dates of such documents.

                  C. NO CONFLICT. This Agreement has been duly executed by Client and the execution and performance of this Agreement will not violate or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Client is a party or to which Client is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Client is subject.

                  D. FULL DISCLOSURE. The information concerning Client provided to Consultant pursuant to this Agreement is, to the best of Clients knowledge and belief, complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact required to make the statements made, in light of the circumstances under which they were made, not misleading.

                  E. DATE OF REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of Client set forth in this Agreement is true and correct at and as of the date of execution of this Agreement.

         14. REPRESENTATIONS AND WARRANTIES OF CONSULTANT. Consultant represents and warrants to client that:

                  A. PRIOR EXPERIENCE. Consultant has experience in the area of securities and corporate law including mergers, acquisitions, and corporate finance and is currently providing some, if not all, of the services contemplated by this Agreement for the benefit of the Client.

                  B. NO CONFLICT. This Agreement has been duly executed by Consultant and the execution and performance of this Agreement will not violate, or result in a breach of, or constitute a default in any agreement, instrument, judgment, decree or order to which Consultant is a party or to which Consultant is subject, nor will such execution and performance constitute a violation or conflict of any fiduciary duty to which Consultant is subject.

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         15. INDEMNIFICATION. Client and Consultant agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorney's fees and expenses asserted against or imposed or incurred by either party of or resulting from a breach of any representation, warranty, covenant, condition or agreement of the other party to this Agreement.

         16. AGREEMENT DOES NOT CONSTITUTE CORRUPT PRACTICE-DOMESTIC OR FOREIGN. Any and all payments under this Agreement constitute compensation for services performed and to be performed. This Agreement and all payments and the use of payments by Consultant do not and shall not constitute and offer payment or promise or authorization of payment of any money or gift to an official or political party of, or candidate for political office within or outside the United States. These payments may not be used to influence any act or decision of any official, party or candidate to use his/her/its influence with a government to assist Client in obtaining, retaining or directing business to Client, or any office or employee of a government or any person acting in an official capacity for or on behalf of any government; the term "government' includes any department, agency or instrumentality of a government.

         17. INSIDE INFORMATION - SECURITIES LAWS VIOLATIONS. In the course of the performance of his duties, Consultant may become aware of information which may be considered "Inside Information" within the meaning of the Federal Securities Laws, Rules and Regulations. Consultant acknowledges that its use of such information to purchase or sell securities of Client, or its affiliates, or to transmit such information to any other party with a view to buy, sell or otherwise deal in the securities of Client or its affiliates, is prohibited by law and would constitute a breach of this Agreement and notwithstanding the provision of this Agreement, will result in the immediate termination of the Agreement. Consultant agrees to abide by standards of the corporation pertaining to Inside Information as provided by Client.

         18. NON-EXCLUSIVE SERVICES. Client agrees that the services to be provided herein are not exclusive. Consultant shall be free to render services of the same nature or of a similar nature to any other individual or entity during the term hereof, without the written consent of Client. Consultant understands and agrees that Client shall not be prevented or barred from retaining other persons or entities to provide services of the same nature or similar nature as those provided by Consultant.

         19. SPECIFIC PERFORMANCE. Consultant and Client acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative as non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

         20. MISCELLANEOUS.

                  A. SUBSEQUENT EVENTS. Consultant and Client each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise their efforts and obligations under this Agreement.

                  B. AMENDMENT. This Agreement may be amended or modified at any time and in any manner only by an instrument, in writing, executed by the parties hereto.

                  C. FURTHER ACTIONS AND ASSURANCES. At any time and from time to time, each party agrees, at its or their expenses, to take actions and to execute and deliver documents as may be reasonably necessary to effectuate the purpose of this Agreement.

                  D. WAIVER. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce any such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

                  E. ASSIGNMENT. Subject to Paragraph 20(O) below, neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

                  F. NOTICES. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be


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properly given when delivered in person to an officer of the other party, when deposited in the United States mail for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent y facsimile transmission charges prepared, provided that the communication is addressed:

                           i.       In the case of Consultant:
                                    Lerner & Pearce, P.A.
                                    2888 E. Oakland Park  Blvd.
                                    Fort Lauderdale, FL  33306
                           ii       In the case of Client:
                                    Imaging Diagnostic Systems, Inc.
                                    6531 NW 18th Court
                                    Plantation, Florida 33313.

or to such other person or address designated by Client or Consultant to receive notice.

                  G. HEADINGS. The paragraph and subparagraph heading in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

                  H. GOVERNING LAW. This Agreement was negotiated and is being contracted for in the State of Florida and shall be governed by the laws of the State of Florida, notwithstanding any conflict of law provision to the contrary.

                  I. COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  J. BINDING EFFECT. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors and assigns.

                  K. ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants or conditions, express or implied, other than as set forth herein, have been made by any party.

                  L. SEVERABILITY. If any part of this Agreement is deemed to be unenforceable, the balance of the Agreement shall remain in full force and effect.

                  M. FACSIMILE COUNTERPARTS. A facsimile, telecopy, or other reproduction of this Agreement may be executed by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen, and such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

                  N. TERMINATION OF ANY PRIOR AGREEMENTS. Effective the date hereof, all prior rights of Consultant relating to the accrual or payment of any form of compensation or other benefits from Client based upon any agreements other than this Agreement, whether written or oral, entered into prior to the date hereof, are hereby terminated.

                  O. CONSOLIDATION OR MERGER. Subject to the provisions of Paragraph 12 hereof, in the event of a sale of the stock, or substantially all of the stock of Client, or consolidation or merger of Client with or into another corporation or entity, or the sale of substantially all of the operating assets of the Client to another corporation, entity or individual. Client may assign its rights and obligations under this Agreement to its successor-in-interest and such successor-in-interest shall be deemed to have acquired all rights an assumed all obligations of Client hereunder; provided, however, that in no event shall the duties and services of Consultant provided for in Paragraph 2, hereof, or the responsibilities, authority of powers commensurate therewith, change in any material respect as a result of such sale of stock, consolidation, merger or sale of assets.

                  P. TIME IS OF THE ESSENCE. Time is of the essence of this Agreement and of each and every provision hereof.

                  Q. ARBITRATION. Except for injunctive relief or specific performance contemplated by Paragraph 19, any dispute, claim or controversy arising from this Agreement shall be settled in binding arbitration before the Commercial Rules of the American Arbitration Association. Venue for such proceeding shall be in Fort Lauderdale, Florida.

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         IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.


                                   CONSULTANT

                                   LERNER & PEARCE, P.A.



                                   By:______________________________
                                       Allan M. Lerner, President



                                   CLIENT

                                   IMAGING DIAGNOSTIC SYSTEMS, INC.



                                   By:_____________________________



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